3,198,062 Shares

                          SPECIALTY CARE NETWORK, INC.

                     Common Stock, par value $.001 per share


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               February 6, 1997


CREDIT SUISSE FIRST BOSTON CORPORATION
EQUITABLE SECURITIES CORPORATION
LEHMAN BROTHERS INC.
  As Representatives of the Several Underwriters,
    c/o Credit Suisse First Boston Corporation,
        Eleven Madison Avenue,
        New York, N.Y. 10010

Dear Sirs:

         1. Introductory. Specialty Care Network, Inc., a Delaware corporation ("Company"), proposes to issue and sell 3,000,000 shares of its Common Stock, par value $.001 per share ("Securities") and the stockholders listed in Schedule A hereto ("Selling Stockholders") propose severally to sell an aggregate of 198,062 outstanding shares of the Securities (such 3,198,062 shares of Securities being hereinafter referred to as the "Firm Securities"). The Company also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 450,000 additional shares ("Optional Securities") of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto ("Underwriters") as follows:

         2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

         (i) A registration statement (No. 333-17627) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("Commission") and either (A) has been declared effective under the Securities Act of 1933 ("Act") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("initial registration statement") has been declared effective, either (A) an additional registration statement ("additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and,


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                                                                               2

     if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all


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                                                                               3

     information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

         (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or


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                                                                               4

     necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c).

         (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole.

         (iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect upon the Company and its subsidiaries taken as a whole; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, other than liens under the Credit Facility (as defined in the Prospectus).

         (v) Each physician practice with which the Company is affiliated through a service agreement is listed on Schedule C hereto. Such physician practices are referred to herein


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                                                                               5


     individually as an "Affiliated Practice" and collectively as the "Affiliated Practices", and such service agreements are referred to herein individually as a "Service Agreement". To the knowledge of the Company, each of the Affiliated Practices has been duly incorporated or formed, as the case may be, and is existing in good standing, with power and authority (corporate (if applicable) and other) to own its properties and conduct its business as presently conducted. Subject to such qualifications as are set forth in the Registration Statements and the Prospectus, each Service Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Each Service Agreement has been duly authorized, executed and delivered by the parties thereto, other than the Company, and, subject to such qualifications as are set forth in the Registration Statements and the Prospectus, constitutes a valid and legally binding agreement of such other parties thereto, enforceable against such parties in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (vi) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities to be issued and sold by the Company hereunder have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable, and the Offered Securities conform or will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

         (vii) Except for this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby.

         (viii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

         (ix) The Offered Securities have been approved for listing on the Nasdaq Stock Market's National Market, subject to notice of issuance.

         (x) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state or foreign securities laws.

         (xi) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for such breaches or violations that would not, individually or in the aggregate, have a material adverse effect upon the Company and its subsidiaries taken as a whole, or the charter or by-laws of the Company or any such subsidiary.

         (xii) This Agreement has been duly authorized, executed and delivered by the Company.

         (xiii) Except as disclosed in the Prospectus, the Company, its subsidiaries and, to the knowledge of the Company, the Affiliated Practices have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would, individually or in the aggregate, have a material adverse effect upon the Company and its subsidiaries taken as a whole; and except as disclosed in the Prospectus, the Company, its subsidiaries and, to the knowledge of the Company, the Affiliated


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                                                                               7

     Practices hold any leased real or personal property under valid and enforceable leases with no exceptions that would, individually or in the aggregate, have a material adverse effect upon the Company and its subsidiaries taken as a whole.

         (xiv) The Company, its subsidiaries and, to the knowledge of the Company, the Affiliated Practices possess adequate certificates (including certificates of need), authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the businesses now operated by them (including, without limitation, such as are required (x) under such federal and state healthcare laws, statutes and regulations as are applicable to the Company, its subsidiaries and the Affiliated Practices, (y) in the case of the Affiliated Practices, to receive reimbursement under Medicare/Medicaid and (z) under such insurance laws and regulations as are applicable to the Company, its subsidiaries and the Affiliated Practices) and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that, if determined adversely to the Company, any of its subsidiaries or any of the Affiliated Practices, as the case may be, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

         (xv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that is reasonably likely to have a material adverse effect on the Company and its subsidiaries taken as a whole.

         (xvi) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole.

         (xvii) To the knowledge of the Company, neither the Company, any of its subsidiaries nor any of the Affiliated Practices (a) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or


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                                                                               8


     relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), (b) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (c) is liable for any off-site disposal or contamination pursuant to any environmental laws, or
     (d) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

         (xviii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries, or, to the Company's knowledge, any of the Affiliated Practices or any of their respective properties that, if determined adversely to the Company, any of its subsidiaries or any of the Affiliated Practices, as the case may be, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings against the Company, any of its subsidiaries or, to the Company's knowledge, any of the Affiliated Practices, are threatened or, to the Company's knowledge, contemplated.

         (xix) The historical financial statements of the Company included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; to the knowledge of the Company, the historical financial statements of the predecessors to the Affiliated Practices included in each Registration Statement and the Prospectus present fairly the financial position of such predecessors and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events reflected therein, the pro forma financial statements included in each Registration Statement


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                                                                               9

     and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X of the Rules and Regulations, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

         (xx) Except as disclosed in the Prospectus, since the date of the latest audited financial statements of the Company included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock; and, except as disclosed in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Affiliated Practices, taken as a whole, since the date of the latest audited financial statements of such Affiliated Practices or the predecessor to such Affiliated Practices, as the case may be, included in the Prospectus.

         (xxi) There are no pending material actions by any governmental agency or authority or any third party payor to recoup any amount reimbursed under Medicare, Medicaid, any managed care or other third party payor program being sought, threatened, requested or claimed against the Company, any of its subsidiaries, or, to the knowledge of the Company, any of the Affiliated Practices or any physician-owner or physician-employee of any of the Affiliated Practices.

         (xxii) Subject to such qualifications as are set forth in the Registration Statements and the Prospectus, neither the Company, any of its subsidiaries nor any of the Affiliated Practices, is in, or operates in a manner that would constitute a violation, in any material respect, of any healthcare law, ordinance, administrative or governmental rule or regulation including, without limitation, those relating to reimbursement by government agencies, fraudulent or wrongful billings, and legislation commonly referred to as the "Stark" legislation, and those prohibiting fee-splitting or fees for the referral of patients.

         (xxiii) Neither the Company nor any of its subsidiaries (x) employs any of the physician-owners or physician-employees of any of the Affiliated Practices, (y) exercises any influence or control over the practice of


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                                                                              10

     medicine by any such physicians or (z) represents to the public that it offers medical services.

         (xxiv) The Company and each of the Affiliated Practices maintains medical professional liability insurance. Such insurance maintained by the Company is outstanding and duly in force, and such insurance maintained by the Affiliated Practices is, to the knowledge of the Company, outstanding and duly in force and maintained in amounts as required by the Service Agreements.

         (xxv) Neither the payment of the acquisition price for all operating assets of the predecessors to each Affiliated Practice nor any loan made by the Company in connection with the Initial Affiliation Transactions (as defined in the Prospectus) to a physician affiliated with any Affiliated Practice was in any way intended to induce the referral of patients from any Affiliated Practice to the Company or any other Affiliated Practice.

         (xxvi) The Company does not provide any service to any person, including any Affiliated Practice, other than as set forth in the Service Agreement. The Company has no right to participate in or exercise any independent medical judgment with respect to, nor does it in fact participate in or exercise any judgment with respect to, the provision of health care services (including ancillary healthcare services) to the patients of any medical practice, except that certain employees of the Company may from time to time assist a physician or other employee of an Affiliated Practice in the care of a patient, provided that at all times such assistance is under the supervision of, and subject to, the final judgment of the physician employed by the Affiliated Practice.

         (xxvii) The Initial Affiliation Transactions and the terms of the Service Agreements, including the percentage portion of the service fee, were negotiated (a) in good faith by the Company and, to the Company's knowledge, the other parties thereto and (b) on an arms' length basis. The percentage portion of the service fee set forth in each Service Agreement represents fair compensation for the management and administrative services to be rendered by the Company pursuant thereto.

         (xxviii) The Common Stock of the Company issued in connection with the Initial Affiliation Transactions was not required to be registered under the Act in connection with such transactions, and each of the persons receiving Common Stock of the Company in connection with the Initial Affiliation Transactions was an "accredited investor" within the meaning Regulation D under the Act.


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         (xxix) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

     (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

         (i) Such Selling Stockholder has and on the First Closing Date (as defined herein) will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on such Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

         (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is


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                                                                              12


     subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based upon written information furnished to the Company by such Selling Stockholder specifically for use therein, it being agreed and understood that the only such information is that described as such in Section 7(b).

         3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and each Selling Stockholder agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company
and each Selling Stockholder, at a purchase price of $           per share, that
number of Firm Securities (rounded up or down, as determined by Credit Suisse First Boston Corporation ("Credit Suisse First Boston") in its discretion, in order to avoid fractions) obtained by multiplying 3,000,000 Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto, in the case of a Selling Stockholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities.

         Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under custody agreements (each, a "Custody Agreement" and collectively, the "Custody Agreements") made with Cozen and O'Connor, as custodian ("Custodian"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered

Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

         The Company and the Custodian will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in immediately available funds by wire transfer to the account of the Company in the case of 3,000,000 shares of Firm Securities and Cozen and O'Connor in the case of 198,062 shares of Firm Securities, in each case at a bank acceptable to Credit Suisse First Boston located in the United States and designated by the Company, with respect to the payment to be made to the Company, and by the Custodian, with respect to the payment to be made to the Selling Stockholders, or by official Federal Reserve Bank check or checks drawn to the order of the Company in the case of 3,000,000 shares of Firm Securities and Cozen and O'Connor in the case of 198,062 shares of Firm Securities at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York
at 9:00 A.M., New York time, on                   , or at such other time not
later than seven full business days thereafter as Credit Suisse First Boston and the Company determine, such time being herein referred to as the "First Closing Date". The certificates for the Firm Securities so to be delivered will be in such form, in such denominations and registered in such names as Credit Suisse First Boston requests and will be made available for checking and packaging at the above office of Simpson Thacher & Bartlett at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from Credit Suisse First Boston given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of Firm Securities (subject to adjustment by Credit Suisse First Boston to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Credit Suisse First Boston to the Company.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by Credit Suisse First Boston but shall be a reasonable time following, but not earlier than three nor later than five full business days after, written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price in immediately available funds by wire transfer to the account of the Company at a bank acceptable to Credit Suisse First Boston located in the United States and designated by the Company or by official Federal Reserve Bank check or checks drawn to the order of the Company, at the above office of Simpson Thacher & Bartlett. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in such form, in such denominations and registered in such names as Credit Suisse First Boston requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of Simpson Thacher & Bartlett at a reasonable time in advance of such Optional Closing Date.

         4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

         (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Credit Suisse First Boston, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise Credit Suisse First Boston promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Credit Suisse First Boston.

         (b) The Company will advise Credit Suisse First Boston promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without Credit Suisse First Boston's consent; and the Company will also advise Credit Suisse First Boston promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Credit Suisse First Boston of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Credit Suisse First Boston's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 6.

         (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

         (e) The Company will furnish to the Representatives copies of each Registration Statement (four of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as delivery of a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Credit Suisse First Boston reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

         (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Credit Suisse First Boston designates and will continue such qualifications in effect so long as required for the distribution.

         (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as Credit Suisse First Boston may reasonably request.

         (h) The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement (other than the fees and expenses of counsel for the Selling Stockholders and transfer taxes on the sale by the Selling Stockholders of the Selling Stockholders' Offered Securities to the Underwriters) and will reimburse the Underwriters (if and to the extent incurred by them) for any filing fees and other expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale and determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as Credit Suisse First Boston designates and the printing of memoranda relating thereto, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Offered Securities, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, and for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities. The Selling Stockholders agree that they shall be responsible for the fees and expenses of counsel for the Selling Stockholders, and each Selling Stockholder agrees to pay for any transfer taxes on the sale by such Selling Stockholder of such Selling Stockholder's Offered Securities to the Underwriters.

         (i) For a period of 180 days after the date of the initial public offering of the Offered Securities (the "Lock-Up Period"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposal or filing, without the prior written consent of Credit Suisse First Boston, except (i) issuances of unregistered Securities (including options exercisable into unregistered Securities) by the Company in connection with affiliations with physicians and physician practices,
     (ii) issuances of Securities by the Company pursuant to the exercise of employee stock options outstanding on the date of the initial public offering of the Offered Securities and (iii) issuances of stock options under benefit plans existing on the date hereof, provided that options issued pursuant to this clause (iii) do not become exercisable prior to the end of such 180-day period. Prior to the execution of this Agreement, the Company will obtain written agreements substantially in the form of Exhibit B hereto from the directors and officers of the Company and from those persons identified in Schedule D hereto.

         (j) Each Selling Stockholder agrees, during the LockUp Period, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal, without the prior written consent of Credit Suisse First Boston; provided, however, that the Selling Stockholders may transfer shares of the Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, without the consent of Credit Suisse First Boston, to (i) trusts primarily for the benefit of such Selling Stockholder or members of the such Selling Stockholder's immediate family or (ii) pursuant to a bona fide gift to any other person, so long as in each case, any such transferee executes and delivers an agreement to Credit Suisse First Boston to the effect that such transferee will be bound by the provisions of this clause
     (i) during the Lock-Up Period.

                  (k) Each Selling Stockholder agrees to deliver to Credit Suisse First Boston, attention: Transactions Advisory Group on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance in all material respects by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

         (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

             (i) in their opinion the financial statements examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

             (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

             (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company and the Predecessor Practices, inquiries of officials of the Company and the Affiliated Practices who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

             (A) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

             (B) at the date of the latest available balance sheet of the Company read by such accountants, and at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock of the Company, increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or decrease in consolidated net current assets or net assets of the Company, as compared with amounts shown on the latest balance sheet of the Company included in the Prospectus; or

             (C) for the period from the closing date of the latest statement of operations or income, as the case may be, of the Predecessor Practices included in the Prospectus to the closing date of the latest available statement of operations of the Affiliated Practices read by such accountants, and for the period from the closing date of the latest statement of operations or income, as the case may be, of the Predecessor Practices included in the Prospectus to a specified date not more than three business days prior to the date of this Agreement, there were any decreases in the net practice revenue or income from continuing operations of the combined Affiliated Practices as compared with the net practice revenue and income from continuing operations of the combined Predecessor

         Practices in the corresponding period of the previous year.

     Except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

             (iv) they have reviewed the unaudited pro forma financial data included in the Registration Statements, and on the basis of such review, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the unaudited pro forma financial data included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X under the Act (including Commission Staff Accounting Bulletin No. 48) and that the pro forma adjustments have not been properly applied to the historical amounts; and

             (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries or the Predecessor Practices subject to the internal controls of the Company's or the Predecessor Practices' accounting system, as the case may be, or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements.

         (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Credit Suisse First Boston. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Credit Suisse First Boston. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by

     Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

         (d) The Representatives shall have received an opinion, dated such Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company, to the effect that:

             (i) the Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in Colorado, Florida, Georgia, Maryland, New Jersey and Pennsylvania;

             (ii) the Offered Securities delivered on such Closing Date and all other outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no statutory or, to the knowledge of such counsel, other preemptive rights with respect to the Securities;

             (iii) except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

             (iv) the Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

             (v) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws (it being understood that such counsel need express no opinion with respect to health care or insurance law or regulation);

             (vi) the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Offered Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or, to such counsel's knowledge, order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any material agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary (it being understood that such counsel need express no opinion with respect to health care or insurance law or regulation);

             (vii) the Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions in the Registration Statements and Prospectus of contracts and other documents are accurate in all material respects and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a

         Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial and statistical data contained in the Registration Statements or the Prospectus and matters relating to health care and insurance law and regulation;

             (viii) This Agreement has been duly authorized, executed and delivered by the Company; and

             (ix) The information set forth in the Prospectus under the captions "Risk Factors - Shares Eligible for Future Sale" and "Shares Eligible for Future Sale," to the extent they constitute descriptions of statutes and regulations, are accurate in all material respects and fairly present the information required to be shown.

                  In addition, such counsel shall state that such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent public accountants of the Company, at which conferences the contents of the Registration Statements and the Prospectus and related matters were discussed, and although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that causes such counsel to believe that a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no comment with respect to the financial statements and other financial and statistical data contained in the Registration Statements and the Prospectus and matters relating to health care and insurance law and regulation). In addition, counsel may state that it has made no special inquiry or investigation in respect of opinions that are rendered to the knowledge of such counsel.

                 The foregoing opinion may be limited to the federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania and the General Corporation Law of the State of Delaware, and counsel rendering the foregoing opinion may rely as to questions of fact upon the representations of the Company set forth in this Agreement and upon certificates of officers of the Company and of government officials.

             (e) The Representatives shall have received the opinion contemplated in the Power of Attorney executed and delivered by each Selling Stockholder and an opinion, dated such Closing Date, of Cozen and O'Connor, to the effect that:

                 (i) each Selling Stockholder had valid title to the Offered
             Securities delivered by such Selling Stockholder on such Closing Date free and clear of any perfected security interests and, to such counsel's knowledge, free and clear of any claims, liens or other encumbrances; and each Selling Stockholder had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Selling Stockholder on such Closing Date hereunder; and good and valid title to the Offered Securities delivered by such Selling Stockholder on the Closing Date, free and clear of all claims, liens and other encumbrances, has been transferred to the several Underwriters who have purchased such shares in good faith and without notice of any such claims, liens or encumbrances or any other adverse claims within the meaning of the New York Uniform Commercial Code (it being understood by such counsel that the Underwriters have no knowledge of any security interests, claims, liens, or other encumbrances on such Offered Securities);

                 (ii) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any Selling Stockholder for the consummation of the transactions by the Selling Stockholders contemplated by the Custody Agreement or this Agreement in connection with the sale of the Offered Securities sold by the Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws (it being understood that such counsel need express no opinion with respect to health care or insurance law or regulation);

                 (iii) the execution, delivery and performance of the Custody
             Agreement and this Agreement by the Selling

             Stockholders and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or, to such counsel's knowledge, order of any governmental agency or body or any court having jurisdiction over any Selling Stockholder or any of their properties or any material agreement or instrument known to such counsel to which any Selling Stockholder is a party or by which any Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject (it being understood that such counsel need express no opinion with respect to health care or insurance law or regulation);

                 (iv) the Power of Attorney and related Custody Agreement with respect to each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of each Selling Stockholder enforceable in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and

                 (v) this Agreement has been duly executed and delivered by each
             Selling Stockholder.

                     The foregoing opinion may be limited to the federal laws of the United States of America and the Commonwealth of Pennsylvania, and counsel rendering the foregoing opinion may rely as to questions of fact upon the representations of the Selling Stockholders set forth in this Agreement and in the Custody Agreement. In addition, counsel may state that it has made no special inquiry or investigation in respect of opinions that are rendered to the knowledge of such counsel.

         (f) The Representatives shall have received an opinion, dated such Closing Date, of Baker, Donelson, Bearman & Caldwell, special healthcare counsel for the Company, to the effect set forth in Exhibit A hereto.

         (g) The Representatives shall have received from Simpson Thacher & Bartlett, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the

     Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (h) The Representatives shall have received a certificate, dated such Closing Date, of the Company, signed by the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has in all material respects complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements of the Company in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (i) The Representatives shall have received a letter, dated such Closing Date, of Ernst & Young LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

The Company and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Credit Suisse First Boston may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase, and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to the Underwriter.

         (b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Stockholder will indemnify or otherwise be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability, or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, and only to the extent of the total net proceeds of the Offered Securities sold to the Underwriters by such Selling Stockholder, it being understood and agreed that the only such information furnished by each Selling Stockholder consists of the following information in the Prospectus furnished on behalf of such Selling Stockholder: the information under the caption "Principal and Selling Stockholders", but only to the extent the information relates to such Selling Stockholders; and provided further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase, and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus if the Company had previously furnished copies thereof to the Underwriter.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments, stabilizing and possible transactions pursuant to exemptions from Rules 10b-6 and 10b-7 under the Securities and Exchange Act of 1934 on the inside front cover page, the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and the information contained in the sixth paragraph under the caption "Underwriting".

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party; it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, excluding local counsel, representing all indemnified parties in connection with one action or separate but similar and related actions), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Stockholder shall be required to contribute any amount in excess of the total net proceeds of the Offered Securities sold by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

         8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Credit Suisse First Boston may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Credit Suisse First Boston, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling

Stockholders and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010, Attention: Investment Banking Department -- Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 44 Union Blvd., Suite 600, Lakewood, CO 80228, Attention: Kerry R. Hicks, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to the Selling Stockholders' attorneys-in-fact as follows: (i) William
G. Hyncik, Jr. at Princeton Orthopedic Associates, 325 Princeton Avenue, Princeton, NJ 08540, (ii) Larry Lehman at Tallahassee Orthopedic Clinic, 3334 Capital Medical Boulevard, Tallahassee, FL 32303 and (iii) Dino Solomos at The Rothman Institute, 800 Spruce Street, Philadelphia, PA 19017; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by Credit Suisse First Boston will be binding upon all the Underwriters. _______________ will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by _______________ will be binding upon all the Selling Stockholders.

         13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                       Very truly yours,

                                       SPECIALTY CARE NETWORK, INC.

                                       By.........................
                                         Title:

                                       ABRAMS FAMILY HOLDING COMPANY,
                                         L.L.C.
                                       TODD J. ALBERT and LAUREN
                                         ALBERT, JTWROS
                                       MICHAEL G. and PATRICIA A.
                                         CICCOTTI, JTWROS
                                       GECHA FAMILY HOLDING COMPANY,
                                         L.L.C.
                                       W. THOMAS GUTOWSKI
                                       WILLIAM J. HOZACK and ANN D.
                                         HOZACK, JTWROS
                                       MICHAEL N. JOLLEY
                                       PETER F. SHARKEY and SALLY
                                         SHARKEY, JTWROS
                                       ALEXANDER R. VACCARO and
                                         MARJORIE L. VACCARO, JTWROS

                                       By.........................
                                         Title:  Attorney-in-Fact

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

         CREDIT SUISSE FIRST BOSTON
           CORPORATION
         EQUITABLE SECURITIES
           CORPORATION
         LEHMAN BROTHERS INC.

         By   CREDIT SUISSE FIRST
              BOSTON CORPORATION

         By..........................
           Title:

                                   SCHEDULE A




                                                                Number of
                                                             Firm Securities
Selling Stockholder                                             to be Sold
-------------------                                          ---------------


Abrams Family Holding Company, L.L.C.                             20,518

Todd J. Albert and Lauren Albert, JTWROS                          22,000

Michael G. and Patricia A. Ciccotti, JTWROS                       22,964

Gecha Family Holding Company, L.L.C.                              20,518

W. Thomas Gutowski                                                20,518

William J. Hozack and Ann D. Hozack, JTWROS                       24,062

Michael N. Jolley                                                 20,518

Peter F. Sharkey and Sally Sharkey, JTWROS                        22,964

Alexander R. Vaccaro and Marjorie L. Vaccaro, JTWROS              24,000

                                   SCHEDULE B






                                                                   Number of
                         Underwriter                            Firm Securities
                         -----------                            ---------------

CREDIT SUISSE FIRST BOSTON CORPORATION  .......................
EQUITABLE SECURITIES CORPORATION...............................
LEHMAN BROTHERS INC............................................



                                                                ----------------

                           Total............................... ================

                                   SCHEDULE C


         Greater Chesapeake Orthopaedic Associates, L.L.C.
         Princeton Orthopaedic Associates II, P.A.
         Reconstructive Orthopaedic Associates II, P.C.
         TOC Specialists, P.L.
         Vero Orthopaedics II, P.A.

                                   SCHEDULE D


         Richard A. and Claudia F. Balderston, JTWROS
         Thomas Meade
         Carlos Ferrer
         Patrick J. Neal
         William and Louise Keane, JTWROS
         Harvey E. Smires, M.D.

                                    EXHIBIT A




Credit Suisse First Boston Corporation, et al.
February ___, 1997
Page 1


                                                             February ___, 1997


Credit Suisse First Boston Corporation
Equitable Securities Corporation
Lehman Brothers Inc.
  As Representatives of the Several Underwriters
         c/o Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, NY  10010

         Re: Sale of 3,198,062 shares of Common Stock, $.001 par value, of Specialty Care Network, Inc.

Ladies and Gentlemen:

We have acted as counsel to Specialty Care Network, Inc. (the "Company") in connection with the public offering on February ___, 1997 (the "Offering") of 3,198,062 shares (the "Securities") of the Company's Common Stock, $.001 par value (the "Common Stock"). We have been requested pursuant to Section 6(f) of that certain Underwriting Agreement dated February ___, 1997 (the "Agreement") among the Company and certain selling stockholders, on the one hand, and Credit Suisse First Boston Corporation, Equitable Securities Corporation and Lehman Brothers Inc., as representatives of the several underwriters, on the other hand (the "Underwriters") to render our opinion with respect to certain legal matters affecting the Offering and the Agreement. For purposes of this letter, all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

                     Factual Matters; Documents Relied Upon

In rendering our opinion, we have relied, with respect to factual matters, upon written statements by executive officers of the Company, including the Officers' Certificate referred to below. In addition thereto, with respect to factual matters, we have reviewed and relied upon such documents and instruments identified to our satisfaction as we have deemed necessary for purposes of rendering our opinions, including, without limitation, the following:

     1. Registration Statement on Form S-1 filed on December 11, 1996 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the

Credit Suisse First Boston Corporation, et al.
February ___, 1997
Page 2

"1933 Act") under file number 333-17627, as amended by Amendment No. 1 filed with the Commission on December 13, 1996, Amendment No. 2 filed with the Commission on January 21, 1997, and Amendment No. 3 filed with the Commission on February ___, 1997 (collectively, the "Registration Statement");

     2. The Company's Preliminary Prospectus dated January 21, 1997, as filed with the Commission as part of Amendment No. 2 to the Registration Statement;

     3. The Prospectus filed with the Commission on February ___, 1997 pursuant to Rule 424(b) and Rule 430A under the Securities Act of 1933, as amended;

     4. Certificate of the Company dated February ___, 1997 signed by the President and Chief Financial Officer with respect to the accuracy of representations and warranties in the Agreement (the "Officers' Certificate"); and

     5. The Agreement.

We have assumed that the foregoing documents and all other documents we have reviewed are authentic, if submitted to us as originals, or in absolute conformity with originals, if submitted to us as copies, and that all signatures thereupon are genuine in all respects.

                                     Opinion

Subject to the assumptions, exceptions and limitations hereinabove and hereinafter stated, it is our opinion that:

     (i) The business of the Company as disclosed in the Prospectus (including the consummation of the Initial Affiliation Transactions) and the terms of each Service Agreement and the transactions contemplated thereby do not violate in any material respect any federal health care statute, administrative or governmental rule or regulation applicable to the Company, any of its subsidiaries or any of the Affiliated Practices, including, but not limited to, 42 U.S.C. (section)1395nn, 42 U.S.C. (section)1396b(s) or 42 U.S.C.
(section)1320a-7b(b).

     (ii) Based solely on our review of generally published compilations of state health care statutes and regulations for the states in which the Affiliated Practices are located (the "Affiliated Practice States"), we have no reason to believe that the business of the Company as disclosed in the Prospectus (including consummation of the Initial Affiliation Transactions) and the terms of each Service Agreement and the transactions contemplated thereby violate in any material respect any health care statute, administrative or governmental rule or regulation applicable to the Company in the Affiliated Practice States. Moreover, we are not aware of any reported judicial decision in any Affiliated Practice State whose holding when applied to the

Credit Suisse First Boston Corporation, et al.
February ___, 1997
Page 3

specific facts (of which we have knowledge) of the Company's relationship between the Company and the Affiliated Practices would be reasonably likely to result in a holding that such relationship is illegal or otherwise void as a matter of public policy; provided, however, that we have not conducted an independent legal inquiry into the foregoing matter.

     (iii) We have no reason to believe that the disclosure in the Registration Statement under the captions "Risk Factors - Government Regulation" or "Business
- Government Regulation and Supervision" as of the effective date of the Registration Statement or as of the Closing Date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the disclosure in the Prospectus under the captions "Risk Factors - Government Regulation" or "Business - Government Regulation and Supervision" as of its issue date or as of the Closing Date contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (iv) The statements made in the Registration Statement and Prospectus under the captions "Risk Factors - Government Regulation" and "Business - Government Regulation and Supervision," insofar as they purport to constitute summaries of the terms of statutes, rules and regulations and legal and governmental proceedings and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations and legal and governmental proceedings and other documents in all material respects.

                         Assumptions and Qualifications

The foregoing opinions are based upon and subject to the assumptions, qualifications, limitations and exceptions set forth below.

     1. We have made no independent investigation or inquiry as to the accuracy or completeness of any representation, warranty, data, certificate or other information, written or oral, including, without limitation, those made or furnished to us in connection with the transaction contemplated by the Agreement and those contained in the Officers' Certificate.

     2. Any reference herein to our "knowledge" or words of similar import refers only to the actual knowledge of those shareholders and associates of our firm who have performed legal services in the course of our representation of the Company in connection with the Offering, the Agreement, any material litigation affecting the Company and its successors or the Initial Affiliation Transactions. Any reference herein to our knowledge shall not imply that we have or assume any obligation to exercise, or have in fact exercised, any inquiry into the matters with respect to which we have provided an opinion based on such knowledge or lack thereof.

Credit Suisse First Boston Corporation, et al.
February ___, 1997
Page 4

     3. The subject of health care regulation is rapidly changing, both at the legislative and regulatory levels, and there is little, if any, interpretative guidance in respect of most health care statutes and rules and regulations. Accordingly, the opinions stated above are based upon statutes, rules, regulations and other authorities existing and effective as of the date of this letter and are reliable only to the extent such authorities remain materially the same, and we undertake no responsibility to update or supplement any such opinion in the event of or in response to any subsequent changes in or other development of the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in different opinions from those stated above.

     4. We are licensed to practice law only in the State of Tennessee, and, without limiting our statements in paragraph (ii) above, we express no opinion with respect to the effect of any laws other than the laws of Tennessee and the United States of America.

     5. This opinion letter has been delivered solely for the benefit of the Underwriters, and no other person or entity shall be entitled to rely hereon without the express written consent of this firm.

     6. The opinions expressed above are limited to the legal matters specifically addressed, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

                                         Yours very truly,

                                         BAKER, DONELSON, BEARMAN &
                                         CALDWELL, a professional corporation


                                         By:
                                             ----------------------------------
                                             John A. Good, a member of the firm

                                    EXHIBIT B



                                                         As of February 1, 1997




SPECIALTY CARE NETWORK, INC.
44 Union Boulevard
Suite 600
Lakewood, Colorado  80228

CREDIT SUISSE FIRST BOSTON CORPORATION
EQUITABLE SECURITIES CORPORATION
LEHMAN BROTHERS INC.
  As Representatives of the Several Underwriters,
         c/o Credit Suisse First Boston Corporation,
         Eleven Madison Avenue
         New York, New York  10010

Dear Sirs:

         As an inducement to the Underwriters to execute the Underwriting Agreement, relating to an offering of the Common Stock (the "Securities") of Specialty Care Network, Inc. (the "Company") pursuant to a Registration Statement on Form S-1 (File No. 333-17627), the undersigned hereby agrees that, for a period of 180 days after the initial public offering of the Securities pursuant to the Underwriting Agreement to which you are or expect to become parties, neither the undersigned nor any trusts holding Securities over which the undersigned has sole or shared investment power will offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, or publicly disclose the intention to make any such offer, sale, pledge or disposal without the prior written consent of Credit Suisse First Boston Corporation, except subsequent sales of the Securities purchased in the initial public offering of the Securities or otherwise purchased in the public market following the initial public offering of the Securities; provided, however, that the undersigned may transfer Securities or options to purchase Securities, without the consent of Credit Suisse First Boston Corporation, to (i) trusts primarily for the benefit of the undersigned or members of the undersigned's immediate family or (ii) pursuant to a bona fide gift to any other person, so long as in each case any such transferee executes and delivers an agreement in substantially the same form and content as this agreement.

         In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

         This Agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. This agreement shall lapse and become null and void if the public offering contemplated by the Underwriting Agreement is terminated prior to the First Closing Date (as defined in said agreement) or if the initial public offering of the Securities shall not have occurred on or before March 31, 1997.

                            Very truly yours,



                            .............................................
                            Name: